EXHIBIT 99.1
                                                                   ------------

Contact:   Mark Semer
           Kekst and Company
           (212) 521-4802

      BKF CAPITAL GROUP CEO AND CFO TO LEAVE COMPANY IN FIRST HALF OF 2007

            MARVIN OLSHAN BECOMES CHAIRMAN OF THE BOARD IMMEDIATELY;
               HARVEY BAZAAR TO BECOME PRESIDENT AND CEO IN 2007

 EXECUTIVES RESIGN IN ORDER TO CONSERVE COMPANY'S CASH FOR POSSIBLE TRANSACTION

New York, October 31, 2006 - BKF Capital Group, Inc. (OTC: BKFG.PK) announced today that John C. Siciliano, Chairman, President and Chief Executive Officer, and Clarke Gray, Senior Vice President and Chief Financial Officer, have volunteered their resignations and will leave the Company next year. Mr. Siciliano will resign from the company effective January 2, 2007, and Mr. Gray will resign effective June 30, 2007.

In order to facilitate a smooth transition, Mr. Siciliano will be succeeded immediately as Chairman by Marvin Olshan, a director of the company, who will become Executive Chairman on January 2, 2007. Harvey Bazaar, also a director of the company, will become President and CEO on January 2, 2007.

Messrs. Siciliano and Gray initiated these actions in order to conserve BKF's cash and investments, which totaled approximately $38.5 million at September 30, 2006. Mr. Siciliano will remain on the BKF Board as long as he is CEO and will serve as a consultant to BKF until June 30, 2007. Mr. Gray will serve as a consultant until September 30, 2007.

Mr. Siciliano commented: "Clarke and I believe that an orderly transition and our departure will help conserve BKF's cash so that the company is positioned to pursue an appropriate transaction."

Under Messrs. Olshan and Bazaar's leadership, BKF will continue to explore strategic alliances, including mergers and acquisitions.

Donald H. Putnam, Lead Director, commented: "John and Clarke have ably led BKF through a difficult period and demonstrated remarkable skill in managing the company's operations. The Board and all shareholders have been extremely well served by these executives and will be able to continue to benefit from their expertise during this transition period."

Mr. Olshan joined the BKF Board of Directors in January 2006. He is the retired founding partner of Olshan Grundman Frome Rosenzweig & Wolosky LLP, a New York City law firm, and has served as a director of several public corporations.

Mr. Bazaar joined the BKF Capital Board of Directors in January 2006. He was formerly with PriceWaterhouseCoopers where he was the Global and Americas Leader for the Capital Markets Group. At Coopers & Lybrand, which merged with PriceWaterhouse to form PricewaterhouseCoopers, Mr. Bazaar served in the firm's Executive Committee and as a Managing Partner of the New York City office.

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible future mergers, acquisitions and other strategic alternatives and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual achievements may differ materially from any future achievements expressed or implied by such forward-looking statements. Such factors include the following: the ability to retain qualified personnel; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; BKF's ability to consummate a merger or an acquisition and/or raise additional capital; the effect of laws, rules and regulations on BKF's ability to make investments in new businesses and/or pursue strategic alternatives; and other risks and uncertainties referred to in BKF's current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.

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